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                                                                Exhibit No. 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-84452) of our reports dated
March 18, 2002, except for the last paragraph of Note 6 for which the date is ___________, relating to the financial statements and financial statement schedule of Advantage Payroll Services, Inc. and its Subsidiaries (formerly Advantage Business Services Holdings, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Portland, ME
May 10, 2002